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                                                                    EXHIBIT 23.1


                                                 CORNELIUS, STEGENT & PRICE, LLP
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24 E. Greenway Plaza, Suite 515                     CERTIFIED PUBLIC ACCOUNTANTS
Houston, Texas  77046
Tel (713)840-9300
Fax (713)840-0012




              Consent of Independent Certified Public Accountants



We have issued our report dated February 13, 2002, accompanying the financial statements of Bank of Tanglewood, N.A. for the years ended December 31, 2001 and 2000. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 File No. 333-98685 for BOK Financial Corporation and to the reference to our firm under the caption "Experts."



Cornelius, Stegent & Price, LLP

/s/ CORNELIUS, STEGENT & PRICE, LLP

Houston, Texas
September 20, 2002